Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Form 8K (Amendment #1) of our report dated September 5, 2014 with respect to the audited financial statements of  WeedWeb, Inc. for the period ended June 30, 2014.

We also consent to the references to us under the heading “Experts” in such Form.

/s/ MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

November 14, 2014